UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2023

CLEAN EARTH ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-1883984	87-1431377
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Blvd., Building R, Suite 275

Bee Cave, Texas 78738

(Address of Principal Executive Offices)

(800) 508-1531

Registrant’s Telephone Number, Including Area Code

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, one right, and one-half of one redeemable warrant	CLINU	The Nasdaq Stock Market LLC

Class A common stock included as part of the units, par value $0.0001 per share	CLIN	The Nasdaq Stock Market LLC

Rights included as part of the units to acquire one-tenth (1/10) of one share of Class A common stock	CLINR	The Nasdaq Stock Market LLC

Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CLINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 10, 2023, Clean Earth Acquisitions Corp. (the “Company”) filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) to, among other things, propose certain amendments to the Company’s second amended and restated certificate of incorporation (the “Charter”) and Investment Management Trust Agreement, dated February 23, 2022, by and between the Company and American Stock Transfer & Trust Company (the “Trust Agreement”) to extend the date by which the Company must consummate a business combination (a “Business Combination”) up to six times, from May 28, 2023 (the “Termination Date”) to November 28, 2023, composed of six one-month extensions (each, an “Extension”), for a total of six months after the Termination Date.

The Proxy Statement further set forth that in connection with each Extension, Clean Earth Acquisitions Sponsor LLC, a Delaware limited liability company (the “Sponsor”) or its affiliates or permitted designees would agree to deposit into the trust account (the “Trust Account”) for each of the six one-month extensions, the lesser of (i) $195,000 or (ii) $0.04 for each share of the Company’s Class A common stock, par value $0.0001 per share (the “Public Shares”) not redeemed in connection with each Extension (the “Extension Payment”).

Separately, on May 17, 2023, the Company issued a letter to its shareholders (the “CEO Letter”) discussing recent developments concerning the Company and its business. A copy of the CEO Letter was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated May 17, 2023 and is incorporated into this Item 8.01 by reference. The CEO Letter stated that the Company anticipated awarding 0.5 shares of common equity of the combined company following the consummation of the Business Combination (the “Combined Company”) per share of the Company that is not redeemed through the closing (the “Closing”) of the Business Combination (the “Non-Redemption Incentive”).

To further clarify the CEO Letter, the Extension Payment will be payable by the Sponsor into the Trust Account for each Extension requested following the Termination Date. The Non-Redemption Incentive will be issued by the Combined Company to shareholders for any non-redeemed Public Shares held through the time of Closing. The Company anticipates that it will register the shares awarded pursuant to the Non-Redemption Incentive on a resale registration statement following the Closing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Clean Earth Acquisitions Corp..

Dated: May 19, 2023	By:	/s/ Aaron T. Ratner
Name: Aaron T. Ratner
Title: Chief Executive Officer